Exhibit 99.1

       Per-Se Technologies Updates Fourth Quarter 2004 Outlook;
               Earnings Release Scheduled for March 3rd

    ALPHARETTA, Ga.--(BUSINESS WIRE)--Jan. 18, 2005--Per-Se Technologies, Inc. (NASDAQ: PSTI) announced today that it expects fully diluted earnings per share from continuing operations for the fourth quarter of 2004 to be in the range of $.21 to $.24(1) compared to previous guidance of $.27 to $.30.(1) Fully diluted earnings per share from continuing operations for 2004, excluding special items (a non-GAAP measure), are expected to be in the range of $.83 to $.86
(1), an increase of 19% to 23% over the Company's 2003 performance. During December, the Company experienced a technical problem in its physician claims clearinghouse that resulted in a delay in transmitting electronic claims to payers for its Physician Services division. The problem has been resolved. However, the delay in transmitting claims adversely impacted the timing of reimbursement from payers, and reduced revenue recognized by the Physician Services division during the fourth quarter by approximately $1.5 million to $2.0 million.
    Because the Physician Services division recognizes revenue based on a percentage of cash collections, the reduced revenue related to the delay in transmitting claims for reimbursement had a direct impact on the Company's net income, reducing fully diluted earnings per share by approximately $.05 to $.06 for the quarter. The impact on revenue is a timing issue. The Company expects to recognize this revenue during the first quarter of 2005. Excluding the revenue delay, fully diluted earnings per share and revenue growth would have been in line with previous guidance.
    As a result of the revenue delay, the Company now expects consolidated revenue growth for the full year 2004 of approximately 5%, versus previous guidance of approximately 6%. By division, Physician Services revenue growth for 2004 is expected to be approximately 3.5% to 4%, versus previous guidance of 4.5% to 5%, and Hospital Services revenue growth is expected to be approximately 9%, in line with previous guidance.

    (1) These earnings per share ranges are non-GAAP measures as they exclude the anticipated fourth quarter tax benefits resulting from a partial release of the Company's deferred tax asset valuation allowance. The Company is in the process of reviewing the anticipated tax benefit. Therefore, the comparable GAAP measure is not available at this time.

    Fourth Quarter Earnings Release Scheduled for March 3rd

    The Company will provide further details on the quarter as well as 2005 guidance when it releases its fourth quarter 2004 earnings on Thursday, March 3, 2005, before the market opens.
    The Company will host a conference call for institutional investors and security analysts on Thursday, March 3, 2005, at 10:00 a.m. Eastern Time.
    A simultaneous, listen-only webcast of the conference call will be available on the Company's website at www.per-se.com in the Investor section by selecting the Webcast link. Listeners should go to the website at least 15 minutes before the scheduled start time of the call to download and install any necessary audio software. For those unable to listen to the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website for approximately 60 days.

    About Per-Se Technologies

    Per-Se Technologies (NASDAQ: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare. Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, earnings per share from continuing operations projections, the anticipated release of a portion of the Company's deferred tax asset valuation allowance, the anticipated timing of revenue recognition related to the electronic claims transmission delay in the Physician Services division, and consolidated and divisional full year revenue growth projections. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, the outcome of the deferred tax asset valuation allowance review and the finalization of the Company's fourth quarter results. Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement and Factors That May Affect Future Results of Operations, Financial Condition or Business included in the Company's Form 10-Q for the quarter ended September 30, 2004, and Form 10-K for the year ended December 31, 2003. The Company disclaims any responsibility to update any forward-looking statements.
    The Company believes that the following non-GAAP measures are additional meaningful measures of operating performance: (1) fourth quarter guidance of fully diluted earnings per share from continuing operations excluding the anticipated release of a portion of the deferred tax asset valuation allowance; and (2) full year guidance for fully diluted earnings per share from continuing operations that excludes the gain on the Lloyd's settlement, the one-time, non-cash lease expense, the additional procedures expenses, the loss on extinguishment of debt, and any impact from the anticipated release of a portion of the deferred tax asset valuation allowance. The presentation of such non-GAAP measures enables investors to focus on period-over-period operating performance without the impact of significant special items, and thereby, enhances the user's overall understanding of the Company's current financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to more thoroughly evaluate its current performance compared to past performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.

 RECONCILIATION OF FULLY DILUTED EPS - 2004 GUIDANCE AND 2003 ACTUALS
                       (unaudited, in thousands)

                                                              Increase
                                          Guidance   Actuals   (decr-
                                           for the   for the    ease)
                                         Year Ended Year Ended  2004
                                          Dec. 31,   Dec. 31,    vs.
                                            2004       2003     2003
                                         -----------------------------
EPS from continuing operations excluding
 special items (a non-GAAP measure)      $.83 -$.86   $ .70   19% -23%
  Additional procedures expenses               (.19)     --
  Loss on extinguishment of debt               (.18)   (.19)
   Non-cash lease abandonment expenses         (.03)     --
   Gain on Lloyd's settlement                   .05      --
   Restructuring expenses                        --    (.02)
                                          ----------------------------
EPS from continuing operations on a GAAP
 basis (2)                               $.48 -$.51   $ .49   (2%) -4%
                                          ============================

    EPS from continuing operations, excluding special items - 2004 guidance and 2003 actuals

    The Company believes earnings per share from continuing operations, excluding special items, is an additional meaningful measure of operating performance as it represents the earnings generated from the "base business" excluding (1) the costs associated with additional procedures requested by the Company's external auditors as part of the year-end 2003 audit, (2) the costs associated with the refinancing and retirement of the Company's debt, (3) the non-cash costs associated with the Company's corporate office move,
(4) the gain on the settlement of the Company's litigation with Lloyd's, and (5) the costs associated with the 2003 reorganization of the Company's operating structure following the Patient1 divestiture. These items are special in nature. Internally, the Company uses this measure to evaluate the operational performance of the Company. The presentation of such non-GAAP measures enables investors to focus on period-over-period operating performance without the impact of significant special items, and thereby, enhances the user's overall understanding of the Company's current financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors more thoroughly to evaluate its current performance compared to past performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.

    (2) The anticipated income from the partial release of the deferred tax asset valuation allowance is not included in the above reconciliation because the amount is not quantifiable at this time.

    CONTACT: Per-Se Technologies, Alpharetta
             Michele Howard, 770-237-7827
             investors@per-se.com